Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Thomas R. Butkus, Chairman of the Board, President and Chief Executive Officer and Jerry A. Weberling, Executive Vice President and Chief Financial Officer of AJS Bancorp, Inc. (the “Company”) each certify in their capacity as an officer of the Company that they have reviewed the annual report of the Company on Form 10-K for the fiscal year ended December 31, 2015 and that to the best of their knowledge:

(1)                                 the report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)                                 the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

Date:	March 23, 2016	/s/ Thomas R. Butkus
Thomas R. Butkus
Chairman of the Board, President
and Chief Executive Officer

Date:	March 23, 2016	/s/ Jerry A. Weberling
Jerry A. Weberling
Executive Vice President and Chief Financial Officer